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                                                                Exhibit 16

[KPMG LOGO] Peat Marwick LLP

One Mellon Bank Center     Telephone 412 391 9710           Telefax 412 391 8963
Pittsburgh, PA  15219      Telex 7106642199 PMM & CO PGH




December 28, 1998


Securities and Exchange Commission
Washington, DC  20549

Ladies and Gentlemen:

We were previously principal accountants for Republic Engineered Steels, Inc. and, under the date of July 31, 1998, we reported on the consolidated financial statements of Republic Engineered Steels, Inc. and subsidiaries as of and for the fiscal years ended June 30, 1998 and 1997. On December 23, 1998, our appointment as principal accountants was terminated. We have read Republic Engineered Steels, Inc.'s statements included under item 4 of its Form 8-K dated December 28, 1998, and we agree with such statements, except that we are not in a position to agree or disagree with Republic's statement that the "selection of Deloitte as new independent accountants" was approved by Republic's Board of Directors.



Very truly yours,

/s/ KPMG Peat Marwick LLP